UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2003

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2701 Kent Avenue West Lafayette, IN		47906-1382
(Address of principal executive offices)		(Zip Code)

(765) 463-4527
(Registrant's telephone number, including area code)

Item 5.    Other Events.

         Bioanalytical Systems, Inc. (“BAS”) and PharmaKinetics Laboratories, Inc. (“PKLB”) entered into a third amendment, dated as of April 15, 2003, to the agreement of merger by and among BAS, PKLB and PI Acquisition Corp. dated as of June 20, 2002, as amended by a first amendment dated as of July 24, 2002 and a second amendment dated as of November 21, 2002. The third amendment extends the date upon which the parties will have the right to terminate the merger agreement if the merger has not been consummated from March 31, 2003 to June 30, 2003.

         BAS has filed with the Securities and Exchange Commission a preliminary Registration Statement on Form S-4 relating to the proposed merger. The Form S-4 contains a preliminary prospectus of BAS relating to the shares to be issued in the merger and a preliminary proxy statement of PKLB relating to the special meeting of shareholders of PKLB at which the merger will be considered and voted upon by its shareholders. Investors and security holders are urged to read the definitive proxy statement/prospectus when it becomes available and any other relevant documents filed with the Securities and Exchange Commission before making any investment decisions. Investors and security holders may obtain a free copy of the definitive proxy statement/final prospectus (when it becomes available) and other documents filed by BAS and PKLB with the Securities and Exchange Commission at the Commission’s website at www.sec.gov. The definitive proxy statement/final prospectus and other documents filed by PKLB with the Securities and Exchange Commission may also be obtained free of charge from PKLB by requesting a copy in writing from PharmaKinetics Laboratories, Inc., 302 West Fayette Street, Baltimore, Maryland 21201, Attention: Chief Financial Officer, or by telephone at (410) 385-4500.

Item 7.    Financial Statements and Exhibits.

The following exhibits are filed as a part of this report:

         (a)         Not Applicable

         (b)         Not Applicable

         (c)         Exhibits

10.1
Third Amendment, dated as of April 15, 2003, to the Agreement and Plan of Merger by and among PharmaKinetics Laboratories, Inc., Bioanalytical Systems, Inc. and PI Acquisition Corp. dated as of June 20, 2002, as amended by a First Amendment dated as of July 24, 2002 and a Second Amendment dated as of November 21, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2003	BIOANALYTICAL SYSTEMS, INC. (Registrant) By: /s/ Peter T. Kissinger, Ph.D. Peter T. Kissinger, Ph.D. President and Chief Executive Officer